UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 5, 2012

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

000-21084                                                      55-0717455

             (Commission File No.)                      (IRS Employer Identification No.)

2450 First Avenue
P. O. Box 2968
Huntington, West Virginia                                                                                                                            25728

(Address of Principal Executive Offices)                                                                                                   (Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Champion Industries, Inc.’s (the Company’s) common stock has been listed on The NASDAQ Capital Market since June 12, 2012.  On July 5, 2012, the Company received a NASDAQ staff determination letter notifying the Company that it was not in compliance with the NASDAQ Capital Market $4,000,000 stockholders equity requirement for initial listing, based on the Company’s Form 10-Q for the period ended April 30, 2012.  The NASDAQ letter advised that unless the Company requests an appeal of this determination, the Company’s common stock will be scheduled for delisting from the NASDAQ Capital Market and will be suspended at the opening of business July 16, 2012, and a Form 25-NSE will be filed with the Securities and Exchange Commission which will remove the Company’s common stock from listing and registration on the NASDAQ Stock Market.

On July 10, 2012, the Company determined that it will not pursue a continued listing on the NASDAQ Capital markets.  The Company expects that its common stock will begin trading under the “CHMP” symbol on the OTCQB Market effective upon the opening of business on July 16, 2012.

The transition to the OTCQB marketplace does not change the Company’s obligations to file periodic and other reports with the U.S. Securities and Exchange Commission under applicable federal securities laws.  Company shareholders will be able to trade the stock on the OTCQB Marketplace as of July 16, 2012.

Item 9.01 Financial Statements and Exhibits
(c) The exhibits listed on the Exhibit Index on page 3 of this Form 8-K are filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC. (Registrant)
Date: July 10, 2012
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 10, 2012 captioned "CHAMPION COMMON STOCK TO MOVE TO OTC TRADING".

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